Exhibit 99.1

NEWS RELEASE
Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS FIRST QUARTER 2010 RESULTS

APRIL 22, 2010 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE:FRZ) today reported financial results for the first quarter ended March 31, 2010.

Revenues for the first quarter of 2010 were $35.9 million, compared to $42.2 million in the same quarter of 2009.  The Company’s net loss was $22.6 million in the first quarter of 2010, compared to a net loss of $12.0 million in the same period of 2009.  Net loss per share was $1.01 in the first quarter of 2010 compared to a net loss per share of $0.54 in the first quarter of 2009.  Included in the 2010 results are $0.9 million of costs related to the ongoing antitrust investigations and related litigation, compared to $2.9 million in the same period of 2009. In March 2010, the Company refinanced substantially all of its debt.  The Company issued $300 million in principal amount of 11.25% Senior Secured Notes due 2015, $139.4 million in principal amount of 13.25% Senior Secured Notes due 2015, entered into a $35 million revolving credit facility with a group of banks and entered into a facility for the issuance of cash collateralized letters of credit.  As a result of these financing transactions, the Company recognized $6.1 million of expenses in the first quarter of 2010 related to fees, expenses and the write-off of certain debt issuance costs related to the debt that was repaid.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and the effects of certain other items, was negative $11.8 million in the first quarter of 2010 compared to negative $5.1 million in the first quarter of 2009.  A discussion regarding the presentation of Adjusted EBITDA in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net loss, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“The first quarter of 2010 was very challenging in regards to volume, with significant declines driven primarily by adverse weather conditions,” commented Chief Executive Officer and President Gilbert M. Cassagne.  “However, we are cautiously optimistic volumes will improve as weather conditions return to a more normal state.  We are pleased with the completion of our refinancing transactions, which closed in March.  This provides additional capital to be deployed into our business, which we plan to utilize in a manner that increases our cash flows and generates shareholder value.”

In connection with its ongoing acquisition strategy, the Company completed two acquisitions during the first quarter of 2010.  These two acquisitions had an aggregate acquisition cost of approximately $0.8 million.  Annual revenues and Adjusted EBITDA associated with these acquisitions are approximately $0.8 million and $0.2 million, respectively.

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, April 22, 2010 at 10:00 a.m. Eastern time.  To participate, dial (877) 317-6789 ten minutes prior to the start time, referencing confirmation code 439924.  A telephonic replay will be available through April 29, 2010 and may be accessed by calling (877) 344-7529 and using the above-listed confirmation code.  A live webcast and archived replay of the conference call can also be accessed on the Company’s website at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to a variety of customers in 33 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

— Financial Tables Follow —

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
	(in thousands, except
	per share amounts)

Revenues	$35,894	$42,246
Cost of sales (excluding depreciation)	34,908	35,480
Depreciation expense related to cost of sales	5,314	5,128
Gross (loss) profit	(4,328)	1,638
Operating expenses	13,119	12,177
Depreciation and amortization expense	1,876	1,709
Loss (gain) on dispositions of assets	227	(4)
Acquisition expenses	2	—
Loss on diesel hedge	—	356
Cost of antitrust investigations and related litigation	913	2,882
Loss from operations	(20,465)	(15,482)
Interest expense	7,259	7,221
Interest income	(4)	(70)
Debt refinance costs	6,108	—
Loss before income taxes	(33,828)	(22,633)
Income tax benefit	11,231	10,666
Net loss	$(22,597)	$(11,967)

Basic and diluted net loss per share:
Net loss	$(1.01)	$(0.54)
Weighted average common shares outstanding	22,406	22,064

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
	(in thousands)

Packaged ice revenues	$34,278	$40,287
Other revenues	1,616	1,959
Total revenues	$35,894	$42,246

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	March 31,	December 31,
	2010	2009
	(in thousands)

Cash and cash equivalents	$54,387	$44,649
Restricted cash (a)	12,292	—
All other current assets	35,191	42,930
Total assets	481,611	455,665

Accounts payable and accrued expenses	$26,505	$27,156
Total current and non-current debt (including revolving credit facility)	450,606	390,602
Total stockholders’ equity (deficit)	(13,457)	8,796
Total liabilities and stockholders’ equity (deficit)	481,611	455,665

(a)          Represents cash held by JPMorgan Chase Bank, N.A. for the purpose of cash collateralizing outstanding standby letters of credit.

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net loss before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s new credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net loss”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s new credit facility.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net loss”.  Users of this financial information should consider the types of events and transactions which are excluded.

	Three Months Ended
	March 31,
	2010	2009
	(in thousands, unaudited)

Net loss	$(22,597)	$(11,967)
Depreciation expense related to cost of sales	5,314	5,128
Depreciation and amortization expense	1,876	1,709
Interest expense	7,259	7,221
Interest income	(4)	(70)
Income tax benefit	(11,231)	(10,666)
EBITDA	(19,383)	(8,645)
Other non-cash and excluded charges:
Loss (gain) on dispositions of assets	227	(4)
Acquisition expenses	2	—
Stock-based compensation expense	327	397
Decrease in fair value of diesel hedge	—	254
Debt refinance costs	6,108	—
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)	913	2,882
Adjusted EBITDA	$(11,806)	$(5,116)

(a)          The cost of the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005, the funds paid to Reddy Holdings by affiliates of GSO Capital Partners LP in February 2008 in connection with the termination of the merger agreement and proceeds of insurance recoveries by Reddy Holdings.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended
	March 31,
	2010	2009
	(in thousands, unaudited)

Adjusted EBITDA	$(11,806)	$(5,116)
Acquisition adjustments (a)	(14)	(80)
Pro forma Adjusted EBITDA	$(11,820)	$(5,196)

(a)          Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented.  All acquisitions included herein were consummated on or before March 31, 2010.